UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

SmartHeat Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):
☒	No fee required.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

Copies of all communications to:
Robert Newman, Esq.
The Newman Law Firm, PLLC
14 Wall Street, 20th Floor
New York, NY  10005
Tel. (212) 618-1968    Fax: (212) 202-6055

 SMARTHEAT INC.
 A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027
+86 (24) 2519-7699

October 9, 2009

To The Stockholders of SmartHeat Inc.:

You are cordially invited to attend the 2009 annual meeting of stockholders of SmartHeat Inc. on Wednesday, November 18, 2009 (China time) at our Corporate offices, A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China commencing at 10:00 a.m. (local time).

At the annual meeting, you will be asked to vote to elect five directors to serve until the 2010 annual meeting of shareholders and to ratify the appointment of Goldman Parks Kurland Mohidin, LLP as our independent auditors.

The notice of the annual meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the annual meeting.  We are also including our annual report on Form 10-K for 2008.  During the annual meeting we will provide a report on our operations, followed by a time for questions and answers.

Whether or not you plan to attend the annual meeting, we encourage you to sign and return the enclosed proxy card as promptly as possible in the enclosed postage paid envelope so that your shares are represented at the meeting.  Regardless of the number of shares you own, your vote is important.

Thank you for your continued interest and support.

Sincerely,

Mr. Jun Wang
Chairman of the Board, Chief Executive Officer and President

Enclosures

SMARTHEAT INC.
 A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2009 (China time)

October 9, 2009

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of SmartHeat Inc. (the “Company”)  will be held on Wednesday, November 18th, 2009 (China time) at our Corporate offices, A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China commencing at 10:00 a.m. (local time) for the purposes of considering and acting upon the following proposals:

1. To elect five directors to the board of directors (the “Board of Directors”) of the Company to serve until the next annual meeting of stockholders held to elect directors and until their successors are elected and qualified;

2. To ratify the appointment of Goldman Parks Kurland Mohidin, LLP as the Company’s independent auditors; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. Only shareholders of record at the close of business on September 25, 2009 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. By submitting your proxy by signing and returning the enclosed proxy card, you authorize Jun Wang, SmartHeat's Chairman, Chief Executive Officer and President, and Zhijuan Guo, SmartHeat’s Chief Financial Officer and Treasurer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in advance of the meeting by completing and returning the enclosed proxy card. This notice, the attached Proxy Statement, the accompanying proxy card and our 2008 Annual Report (which is not part of the proxy soliciting materials) are first being mailed to stockholders on or about October 9, 2009.

By Order of the Board of Directors

Mr. Jun Wang,
Chairman of the Board, Chief Executive Officer and President
 October 9, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 18, 2009 (China time)

SmartHeat Inc. notice of annual meeting, proxy statement, proxy card and the annual report on Form 10-K for the year ended December 31, 2008 are also available to you on the Internet at www.smartheatinc.com.

 SMARTHEAT INC.
 A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027

PROXY STATEMENT

2009 Annual Meeting of Shareholders

November 18, 2009 (China time)

The board of directors of SmartHeat Inc. is soliciting proxies for use at the annual meeting of shareholders to be held at our Corporate offices, A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang China commencing at 10:00 a.m., (local time), and at any adjournments thereof.  Distribution to shareholders of the attached notice of annual meeting, this proxy statement, the enclosed proxy card, and our annual report on Form 10-K for 2008 (which is not part of the proxy soliciting materials) is scheduled to begin on or about October 9, 2009 to each shareholder of record at the close of business on September 25, 2009, the "record date" set for this meeting.

QUESTIONS AND ANSWERS

WHO MAY ATTEND THE ANNUAL MEETING?

All stockholders who held shares of our common stock on September 25, 2009 may attend.  If your stock is held in the name of a broker, bank, or other holder of record, often referred to as “in street name,” just bring a copy of your brokerage account statement or a proxy card which you can get from your broker, bank or other holder of record of your stock.

WHO CAN VOTE AT THE MEETING?

The record date for the 2009 Annual Meeting of Stockholders is September 25, 2009.  The record date was established by our Board of Directors. Stockholders of record at the close of business on the record date are entitled to:

(a)  receive notice of the meeting; and
(b)  vote at the meeting and any adjournments or postponements of the meeting.

On the record date, 32,756,575 shares of our common stock were outstanding.  Each stockholder is entitled to one vote for each share of common stock held on the record date, as further described under “Voting Securities,” in this Proxy Statement.

HOW DO I VOTE?

You may vote in person at the meeting or you may appoint a proxy, by mail, to vote your shares.  If you return a signed card but do not provide voting instructions, your shares will be voted FOR the proposal to be voted on at the meeting.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a) By Written Proxy: Stockholders of record can vote by marking, signing, and timely returning the enclosed proxy card. Street name or beneficial holders must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee how to vote.

(b) In Person: All stockholders may vote in person at the meeting. Street names or beneficial holders must obtain a legal proxy from their broker, bank, or nominee prior to the meeting in order to vote in person.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

At least a majority of the holders of our outstanding shares of common stock, as of the record date, must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum.  Shares of our common stock are counted as present at the annual meeting if the holder of such shares:

(a) is present and votes in person at the annual meeting; or
(b) has properly submitted a proxy card.

Abstentions are counted as present for the purpose of determining the presence of a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You may revoke your proxy card at any time before its exercise at the Annual Meeting by giving our Secretary a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

WILL MY STOCK BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your stock may be voted if it is held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions.  Brokerage firms have the authority under the rules of The NASDAQ Stock Market, Inc., or NASDAQ, to vote stock for which their customers do not provide voting instructions on certain “routine” matters.  We believe that the uncontested election of directors is considered a routine matter for which brokerage firms may vote stock that is held in the name of brokerage firms but does not have voting instructions from you.

HOW MANY VOTES ARE NEEDED TO APPROVE OUR PROPOSALS?

The affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote is required for the election of a director. The affirmative vote of a majority of the votes cast on Proposal No. 2 is required to ratify the appointment of our independent auditors. Other matters that may properly come before the annual meeting may require a majority or more than a majority vote under our By-laws, the laws of the state of Nevada, our Articles of Incorporation, or other applicable laws.

WHO PAYS FOR THIS PROXY SOLICITATION?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this.

WHY IS SMARTHEAT SEEKING STOCKHOLDER APPROVAL FOR THESE PROPOSALS?

Proposal No. 1 : The General Corporation Law of the State of Nevada and rules applicable to the Company as a result of the listing of our common stock on The Nasdaq Stock Market requires corporations to hold elections for directors each year.

Proposal No. 2 : The Company appointed Goldman Parks Kurland Mohidin, LLP to serve as the Company’s independent auditors for the 2009 fiscal year. The Company elects to have its stockholders ratify such appointment.

VOTING SECURITIES

Our $.001 par value common stock is the only class of capital stock authorized to vote by our Articles of Incorporation.  The number of shares of our common stock which may be voted at the meeting or any adjournment thereof is 32,756,575  shares, which was the number of shares outstanding as of September 25, 2009.  Each stockholder is entitled to one vote for each share of our common stock held. Votes will be tabulated by an inspector of election appointed by our Board of Directors.

 DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one annual report and this proxy statement will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will deliver a separate copy of the annual report and this proxy statement to a stockholder at a shared address to which a single copy of the annual report and proxy statement was delivered. If you wish to receive a separate copy of the annual report or this proxy statement, please notify the Company by calling or sending a letter to the Corporate Secretary of the Company, SmartHeat Inc., A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027.  The Company’s telephone number is +86 (24) 2519-7699. If requested, the Company will also provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company’s reasonable expenses in furnishing such exhibits.

PROPOSAL FOR ACTION AT THE ANNUAL MEETING
Proposal One:
Election of Directors

Our Articles of Incorporation and By-laws provide that the Board of Directors shall consist of at least one but not more than ten directors, the exact number of which may be fixed and changed from time to time by ordinary resolution of the Board of Directors or the shareholders of the Corporation.  The Board of Directors has adopted a resolution establishing five (5) as the number of directors of the Company.

Our Articles of Incorporation and By-laws provide that the Board of Directors shall be elected at each annual meeting.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated its current members to be re-elected for another term.

The persons named in the accompanying proxy card intend to vote such proxy in favor of the election of the nominees named below, who are currently directors, unless authority to vote for the director is withheld in the proxy.  Although the Board of Directors has no reason to believe that the nominees will be unable to serve as a director, if one of the nominees withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors, unless contrary instructions are given on the proxy.

The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the meeting and entitled to vote is required for the election of directors.  Proxies for which authority to vote for the nominee is withheld and broker non-votes will be tabulated for the purpose of computing the number of shares of our common stock present for purposes of determining the presence of a quorum for the meeting.  They will have no effect on the outcome of the election of the directors.

Our Board of Directors unanimously recommends a vote FOR the nominees listed below.

NOMINEES

Set forth below is information with respect to the nominees for election as directors.

Name and Business Experience

Jun Wang, Chairman of the Board of Directors, Chief Executive Officer and President, Age 42

Mr. Wang is one of the original founders of Taiyu in 2002.  Prior to that, from 2000 to 2002, he was the Vice General Manager of Beijing HotNet Company.  From 1996 to 1999, he was a sales manager for Honeywell International Inc.  From 1994 to 1996, he was a sales manager for Alfa Laval.  Mr. Wang obtained his Master's degree in Engineering from Tsinghua University in 1989.

Arnold Staloff, Director, Age 64

Mr. Staloff has served on the Boards of Directors of Exchange Lab Inc. since 2001, AgFeed Industries, Inc. since 2007, Deer Consumer Products, Inc. since 2009, and Shiner International Inc. since 2007. From December 2005 to May 2007, Mr. Staloff served as Chairman of the Board of SFB Market Systems, Inc., a New Jersey-based company that provides technology solutions for the management and generation of options series data. From March 2003 to December 2005, Mr. Staloff was an independent consultant. From June 1990 to March 2003, Mr. Staloff served as President and Chief Executive Officer of Bloom Staloff Corporation, an equity and options market-making firm and foreign currency options floor broker. Additionally, Mr. Staloff served on the Board of Directors of Lehman Brothers Derivative Products Inc. from 1998 until 2008 and Lehman Brothers Financial Products Inc. from 1994 until 2008. Mr. Staloff holds a Bachelor of Business Administration from the University of Miami. Mr. Staloff has been appointed to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of SmartHeat.

 Weiguo Wang, Director, Age 45

Dr. Wang serves as Assistant Secretary General of the China Standardization Committee on Boilers and Pressure Vessels, a position he has held since March 2005. Additionally, Dr. Wang has served as a Director of the China Special Equipment Inspection and Research Agency since January 2007 and Deputy General Manager of Boilers Standard (Beijing) Technology Services Center Co., Ltd. since March 2004. From July 2001 to December 2003, Dr. Wang was a teacher at Tianjin University, China. Mr. Wang holds a Bachelor’s degree in Mechanics, a Master’s degree in Fluid Mechanics and a PhD in Fluid Mechanics, all from Beijing University. Dr. Wang has been appointed to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of SmartHeat.

Wenbin Lin, Director, Age 64

Mr. Lin is one of the original founders of Taiyu in 2002. From December 2003 to October 2004, Mr. Lin served as Deputy Chairman and General Manager of Shenyang Huanggu Thermoelectricity Heating Inc. From November 2002 to December 2003, Mr. Lin served as Chairman and General Manager of Shenyang Heat Power Co. Ltd. From September 1999 to May 2002, Mr. Lin served as Chairman of Shenyang Thermoelectric Corp. From January 1991 to August 1999, Mr. Lin held a variety of positions within the government of Shenyang City in the PRC, including Director of the Economic Development & Reform Commission from February 1998 to August 1999, Director of Shenyang City’s Economics & Trade Commission from May 1995 to January 1998 and Deputy Director for the Economic Planning Commission from January 1991 to April 1995. Mr. Lin holds a Bachelor’s degree in Press Machinery from China's Anshan Steel Technical College. Mr. Lin has been appointed to each of the Compensation Committee and Nominating and Corporate Governance Committee of SmartHeat.

Xin Li, Director, Age 38

Mr. Li brings more than a decade of corporate governance and industrial operations management experience to SmartHeat. He is a renowned management consultant in China. He is currently the general manager of Beijing ShengGao Consulting Co., Ltd, a strategic advisory firm founded by him more than 10 years ago that focuses on providing strategic guidance and management training to global companies. He also serves as an independent director and chairs the audit and various governance committees at several large Chinese domestic companies not listed in the United States. Mr. Li is a prolific writer in strategies and management issues. He has authored several books in the areas of management science and strategic planning. Mr. Li is proficient in Mandarin and English. He has a MBA and is a Research Fellow at the Management Science Center of Beijing University. Mr. Li has been appointed to each of the Compensation Committee and Nominating and Corporate Governance Committee of SmartHeat.

EXECUTIVE OFFICERS

Our executive officers and their ages as of September 25, 2009 are as follows:

Please refer to the biography of Mr. Jun Wang set forth above.

Zhijuan Guo, CFO & Treasurer, Age 44

Ms. Guo was appointed Chief Financial Officer of Taiyu in 2002.  Prior to that time, from December 2000 to June 2002, she served as the Production Planning Director of Shenyang Thermoelectric Co. Ltd.  From March 1999 to November 2000, she served as Auditing Director of Shenyang Dongyu Group Corp.  From July 1993 to February 1999, Ms. Guo served as Finance Manager of Shenyang Dongyu Real Estate Development Company.  Ms. Guo obtained her MBA degree from Shenyang NorthEastern University in 2001.

Huajun Ai, Corporate Secretary, Age 38

Ms. Ai joined Taiyu in 2002 as Corporate Secretary.  Prior to that time, from December 2000 to October 2002, she served as an accountant at Shenyang Dongyu International Trade Co., Ltd.  From July 1994 to November 2000, Ms. Ai served as an accountant at Northeast Jincheng Industrial Corp.  Ms. Ai obtained her Bachelor's degree in Foreign Trade Accounting from Shenyang North Eastern University in 1994.

CORPORATE GOVERNANCE

INDEPENDENCE OF DIRECTORS

Subject to certain exceptions, under the listing standards of NASDAQ, a listed company’s board of directors must consist of a majority of independent directors. Currently, our board of directors has determined that each of Messers. Staloff, Li, and Dr. Wang are independent directors for purposes of the NASDAQ’s listed company standards currently in effect and approved by the SEC and all applicable rules and regulations of the SEC. We have established the following standing committees of the board: Audit, Compensation, and Corporate Governance and Nominating. All members of the Audit Committee and a majority of the members of the Compensation and Nominating and Corporate Governance Committees satisfy the “independence” standards applicable to members of each such committee. The board of directors made this affirmative determination regarding these directors’ independence based on discussion with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The board of directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the board of director’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NASDAQ rules.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors held three regular meetings and no special meetings during fiscal year 2008.  Each director attended at least 75% of the meetings of the Board of Directors and the Board committees on which he served in fiscal year 2008.  Under our Corporate Governance Guidelines, directors are expected to attend meetings of our Board of Directors and committees of which he is a member and to spend the time necessary to properly discharge his respective duties and responsibilities.

COMMITTEES OF BOARD OF DIRECTORS

Audit Committee

We established our Audit Committee in June of 2008. The Audit Committee consists of Messrs. Staloff, Li and Dr. Wang, each of whom is an independent director. Mr. Staloff, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our board of directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions.

As more fully described in its charter, the functions of the Audit Committee include the following:

•	appointment of independent auditors, determination of their compensation and oversight of their work;
•	review the arrangements for and scope of the audit by independent auditors;
•	review the independence of the independent auditors;
•	consider the adequacy and effectiveness of the internal controls over financial reporting;
•	pre-approve audit and non-audit services;
•	establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;
•	review and approve any related party transactions; and
•	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

The board of directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is posted on our website at www.smartheatinc.com.

Compensation Committee

We established our Compensation Committee in June of 2008. The Compensation Committee consists of Messrs. Staloff, Li, and Dr, Wang, each of whom is an independent director, and Mr. Lin. Dr. Wang is the Chairman of the Compensation Committee. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The board of directors has adopted a written charter for the Compensation Committee. A current copy of the Compensation Committee Charter is posted on our website at www.smartheatinc.com.

The compensation of our executive officers and other employees is composed of base salaries. For 2008, compensation for our officers, including our named executive officers, was determined by our executive officers prior to the establishment of the compensation committee. The compensation committee will review base salaries of the executives considering SmartHeat’s overall financial position and the state of its business. The compensation committee will determine any increase in compensation, with respect to each officer, based on individual performance, level of responsibility, and skills and experience, taking into account the anticipated level of difficulty in replacing such officers and employees with persons of comparable experience, skill and knowledge.

Nominating and Corporate Governance Committee

We established our Nominating and Corporate Governance Committee in June of 2008. The Nominating and Corporate Governance Committee consists of Messrs. Staloff, Li and Dr. Wang, each of whom is an independent director, and Mr. Lin.  Mr. Li is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists in the selection of director nominees, approves director nominations to be presented for shareholder approval at our annual general meeting and fills any vacancies on our board of directors, considers any nominations of director candidates validly made by shareholders, and reviews and considers developments in corporate governance practices. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee. A current copy of the Nominating and Corporate Governance Committee Charter is posted on our website at www.smartheatinc.com.

CODE OF BUSINESS CONDUCT AND ETHICS

Our board of directors has adopted a Code of Conduct, which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct. The Code is posted on our website located at www.smartheatinc.com, and is available in print, without charge, upon written request to SmartHeat Inc. at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027.  We intend to post promptly any amendments to or waivers of the Code on our website.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

You may communicate with our directors, individually or as a group, by writing to Board of Directors, SmartHeat Inc., A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027.  All such communications will be forwarded to the relevant director(s), except for solicitations or other matters not related to the Company.

NOMINATION PROCESS

The members of the Nominating and Corporate Governance Committee, other than incumbent director nominees, discuss the qualifications of the director nominees and the needs of the Company.  The Nominating and Corporate Governance Committee will consider nominees recommended by our directors and officers.  In evaluating director candidates, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its stockholders, including, but not limited to, the knowledge, experience, integrity and judgment of possible candidates for nomination as directors; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Nominating and Corporate Governance Committee desires to have represented on the Board of Directors, including familiarity with and experience in our specific industry; the NASDAQ’s requirements for directors, including any applicable independence standards and other qualifications and experience; each candidate’s ability to devote sufficient time and effort to his or her duties as a director of the Company and, where applicable, prior service as a director of the Company.  There are, however, no stated minimum criteria for director nominees.  The Nominating and Corporate Governance Committee recommends candidates to the Board of Directors for election at the annual meeting of stockholders.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

Nominations for the election of directors may only be made by the board of directors in consultation with its Nominating and Corporate Governance Committee. A shareholder of record may recommend to the committee a candidate for consideration as a nominee. The committee will consider a shareholder nominee only if a shareholder provides written notice to: SmartHeat Inc., A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027, Attention:  Chairman of the Nominating and Corporate Governance Committee.

In order to provide sufficient time to enable the Nominating and Corporate Governance Comittee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with SmartHeat’s annual meeting of shareholders, the chairman must receive the shareholder’s recommendation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary of the mailing of the proxy statement for the annual meeting of shareholders for the preceding year. Each such notice must include the following information about the candidate:

•	Name;
•	Age;
•	Business and current residence addresses, as well as residence addresses for the past 20 years;
•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);
•	Educational background;

•	Permission for SmartHeat to conduct a background investigation, including the right to obtain education, employment and credit information;
•	The number of shares of SmartHeat’s common stock beneficially owned by the candidate, if any;
•
The information that would be required to be disclosed by SmartHeat about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of SmartHeat, if elected.

Nominees properly proposed by eligible shareholders will be evaluated by the committee in the same manner as nominees identified by the committee. To date, no shareholder or group of shareholders has put forth any director nominees.

COMPENSATION OF DIRECTORS (2008)
Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)
Jun Wang	-	-		-
Wenbin Lin	-	-		-
Frederic Rittereiser	20,000	2,806	(2)	22,806
Arnold Staloff	25,000	2,806	(3)	27,806
Weiguo Wang	6,000	-		6,000
Xin Li	-	-		-

(1) The amounts represented in the stock awards column reflect the compensation expense recognized by the Company in fiscal year 2008 determined pursuant to SFAS 123R, and no forfeitures are assumed.

(2) On July 17, 2008, Mr. Rittereiser was awarded options to purchase 10,000 shares of our common stock, expiring on July 17, 2013, at an exercise price of $4.60 per share, with a three year vesting schedule. Mr. Rittereiser voluntarily retired as a director of the Company on July 31, 2009.

(3) On July 17, 2008, Mr. Staloff was awarded options to purchase 10,000 shares of our common stock, expiring on July 17, 2013, at an exercise price of $4.60 per share, with a three year vesting schedule.

Narrative Disclosure to Director Compensation Table.

On June 19, 2008, Messrs. Rittereiser, Staloff and Dr. Wang joined the board of directors as an independent director, satisfying the definition of “independence” as defined in Rule 4200 of the NASDAQ Rules. Additionally, Mr. Lin joined the board of directors on June 19, 2008. Mr. Lin is not an "independent" director. Mr. Li was appointed as a member of the board of directors on July 29, 2009. Mr. Li is an “independent” director. Mr. Rittereiser voluntarily retired as a director of the Company on July 31, 2009.   We agreed to pay the following annual compensation to our independent directors. Mr. Staloff is entitled to receive $50,000 in cash per year, paid in equal quarterly installments. This fee includes $10,000 for serving as Chairman of the Audit Committee.  Mr. Rittereiser was entitled to receive $40,000 in cash per year, paid in equal quarterly installments. Messrs. Wang and Li are each entitled to receive $12,000 in cash per year, paid in equal quarterly installments. In addition, on July 17, 2008, each of Messrs. Staloff and Rittereiser were awarded options to purchase 10,000 shares of our common stock, expiring on July 17, 2013, at an exercise price of $4.60 per share, with a three year vesting schedule. Mr. Rittereiser’s unleveled options as of July 31, 2009 were forfeited.

We have not compensated, and will not compensate, our non-independent director, Mr. Lin, for serving as our director, although he is entitled to reimbursements for reasonable expenses incurred in connection with attending our board meetings.

The directors may determine remuneration to be paid to the directors with interested members of the board refraining from voting. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors.

We do not maintain a medical, dental or retirement benefits plan for the directors.

LEGAL PROCEEDINGS OF DIRECTORS

No bankruptcy petition has been filed by or against any business of which any director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.  No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director has been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

No director, officer or affiliate of SmartHeat or any beneficial owner of 5% or more of the registrant’s common stock, or any of such persons’ affiliates, is an adverse party to the SmartHeat or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are not a party to any transactions required to be disclosed pursuant to Item 404 of Regulation S-K, including any transaction between us and any officer, director or affiliate of SmartHeat that has a value in excess of $120,000.

We have adopted a written policy in connection with related party transactions involving our company. The policy requires the prior approval by our Audit Committee for any transaction, arrangement or relationship in which (i) the aggregate amount involved will or may be expected to reach $50,000 in any calendar year, (ii) we are a participant and (iii) any related person has or will have an interest. Related persons include our executive officers, directors, greater than 5% stockholders or immediate family members of any of the foregoing. Pursuant to the policy, the Audit Committee, among other factors, is required to take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. In addition, the Chairman of the Audit Committee has the authority to approve or ratify any interested transaction with a related person in which the aggregate amount involved is expected to be less than $25,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2008, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries. None of our executive officers or members of our Board of Directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

FAMILY RELATIONSHIPS OF DIRECTORS AND EXECUTIVE OFFICERS

None.

LEGAL PROCEEDINGS OF EXECUTIVE OFFICERS

No bankruptcy petition has been filed by or against any business of which such executive officer was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.  No executive officer has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

No executive officer has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No executive officer has been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

As a “Smaller Reporting Company,” we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to the disclosure required by Item 402 of Regulation S-K. Under the scaled disclosure obligations, the Company is not required to provide a Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

The following table sets forth information concerning the compensation for the years ended December 31, 2008 and 2007 of the principal executive officer, principal financial officer, in addition to our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year. A discussion of each of the principal elements comprising this executive compensation follows this table.

Name and Principal Position	Year	Salary ($) (1)	Other Annual Compensation ($)	Total ($) (1)
Jun Wang	2008	18,000	—	18,000
President and Chief Executive Officer	2007	18,000	—	18,000

Zhijuan Guo	2008	10,684	—	10,684
Treasurer and Chief Financial Officer	2007	10,684	—	10,684

(1)   based on an exchange rate of RMB7.3 = US$1.00

Narrative Disclosure to Summary Compensation Table.

Employment Agreements

On January 1, 2008, SmartHeat entered into a three year employment agreement with Mr. Jun Wang, which agreement may be renewed at the end of the initial term upon mutual agreement between Mr. Jun Wang and SmartHeat.  Either party shall give written notice to the other party of its intention not to renew the agreement at least 30 days prior to the end of the initial term.  Pursuant to the terms of the employment agreement, Mr. Jun Wang shall receive a salary in an amount that is not less than the lowest minimum wage per month paid in Shenyang and shall be based on the uniform wage and incentive system in Shenyang. In addition, Mr. Jun Wang shall be entitled to overtime pay in accordance with the applicable law.

On January 1, 2008, SmartHeat entered into a three year employment agreement with Ms. Zhijuan Guo, at terms identical to the terms of the employment agreement with Mr. Jun Wang.

Change-In-Control Agreements

We do not have any existing arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, changes in their compensation or a change in control.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2008, there were no outstanding equity awards held by executive officers of our company.

Stock Incentive Plans

We had no stock incentive plan during 2007 or 2008.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information regarding ownership of our common stock as of September 25, 2009:

•	all those known by us to be beneficial owners of five percent or more of our common stock;
•	each of our current directors;
each of our executive officers named in the summary compensation table contained in this proxy statement; and
•	all of our current directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of September 25, 2009.  Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. As of September 18, 2009 32,756,575 shares of our common stock were outstanding.

Unless otherwise indicated, each of the shareholders named in the table below has sole voting and investment power with respect to such shares of common stock.  Except as otherwise indicated, the address of each of the shareholders listed below is: c/o SmartHeat Inc., A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Beneficially Owned
5% Shareholders:
Beijing YSKN Machinery & Electronic Equipment Co., Ltd (2) Rm 1106, Huapu International Plaza No.19, Chaowai Street, Chaoyang District Beijing, China	6,808,000		20.78%
Yang In Cheol (3) #630-5, Namchon-Dong Namdong-Yu Incheon, South Korea 302-405	3,848,000		11.75%
ShenYang ZhiCe Investment Co., Ltd (4) No. 1 Yuebin Street Shenhe District Shenyang, China 110027	2,960,000		9.03%
Directors and Named Executive Officers
Jun Wang, Chairman of the Board, President and CEO (2)	3,404,000		10.39%
Zhijuan Guo, CFO	0		—
Frederic Rittereiser, Director	3,333		—
Arnold Staloff, Director	14,833		*
Weiguo Wang, Director	0		—
Wenbin Lin, Director	473,600	(5)	1.45%
Xin Li, Director	0		—

All Directors and named Executive Officers as a group (6 persons)	3,889,100		11.84%

*	Less than 1% of shares outstanding.

(1)           The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)           The information for YSKN and Mr. Jun Wang is derived from Amendment No. 1 to Schedule 13D, dated June 30, 2008, which was filed with the SEC to report the shares beneficially owned by such persons as of May 7, 2008. The Schedule 13D states that YSKN has sole power to vote and dispose of 6,808,000 shares owned by YSKN and that Messrs. Wang and Li each hold 50% of the equitable and legal rights, title and interests in and to the share capital of YSKN and, as a result of such ownership each of Messrs. Wang and Li has shared power to vote and dispose of the shares owned directly by YSKN.

(3)          The information for Yang In Cheol is derived from a Schedule 13G, dated April 25, 2008, which was filed with the SEC to report the shares beneficially owned by him as of April 14, 2008. The Schedule 13G states that Yang In Cheol has sole power to vote and dispose of 3,848,000 shares owned by him.

(4)          The information for ShenYang ZhiCe Investment Co., Ltd is derived from a Schedule 13G, dated April 25, 2008, which was filed with the SEC to report the shares beneficially owned by it as of April 14, 2008. The Schedule 13G states that ShenYang ZhiCe Investment Co., Ltd has sole power to vote and dispose of 2,960,000 shares owned by it.  ShenYang ZhiCe Investment Co. is owned by Ms. Huiqin Wang, Ms. Dongmei Li and Mr. Zhaohui Lin, with each of them having a voice in the voting and disposition of the shares held by ShenYang ZhiCe Investment Co.  Ms. Li and Mr. Lin are adult children of Wenbin Lin, a director of SmartHeat.  Neither Mr. Wenbin Lin nor SmartHeat have any interest in, or other relationship with, ShenYang ZhiCe Investment Co.

(5)          Includes 473,600 shares beneficially owned by Mr. Lin's spouse through her ownership of 16% equity interest in ShenYang ZhiCe Investment Co., Ltd., which holds an aggregate of 2,960,000 shares of common stock of SmartHeat. Mr. Lin disclaims beneficial ownership of these shares.

SECTION 16 (A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors and persons who own more than ten percent (10%) of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such officers, directors and ten percent (10%) shareholders are also required by applicable SEC rules to furnish to us copies of all forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copies of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations from certain reporting persons, we believe that during fiscal 2008 all reporting persons timely complied with all filing requirements applicable to them

COMPENSATION COMMITTEE REPORT

As a “Smaller Reporting Company,” the we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to the disclosure required by Item 407 of Regulation S-K. Under the scaled disclosure obligations, the Company is not required to provide a Compensation Discussion and Analysis and Compensation Committee Report.

REPORT OF THE AUDIT COMMITTEE

 The information set forth in this Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

The Audit Committee of the Board of Directors is comprised of the three directors named below.  Each member of the Audit Committee is an independent director as defined by NASDAQ rules.  A written charter adopted by the Board of Directors governs the Audit Committee’s activities.  The Audit Committee has reviewed and discussed our audited financial statements with management, which has primary responsibility for the financial statements.

Goldman, Parks, Kurland, Mohidin, LLP is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.  The Audit Committee has discussed with Goldman, Parks, Kurland, Mohidin LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of our financial statements.  The Audit Committee has received the written disclosures and the letter from Goldman, Parks, Kurland, Mohidin LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Goldman, Parks, Kurland, Mohidin LLP their independence from the Company.  Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in our fiscal year 2008 Annual Report to Shareholders.

Submitted by the members of the Audit Committee of the Board of Directors,
Mr. Arnold Staloff
Dr. Weiguo Wang
Mr. Xin Li

PROPOSAL FOR ACTION AT THE ANNUAL MEETING
Proposal Two
Ratification of Appointment of Independent Auditors

The Audit Committee of the Board of Directors has appointed Goldman, Parks, Kurland, Mohidin LLP (“GPKM”) as our independent auditors for its fiscal year ending December 31, 2009. GPKM has acted in such capacity since its appointment on April 14, 2008. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular firm of independent auditors the Audit Committee takes into account the views of management. A representative of GPKM is expected to be available telephonically at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder Ratification

We are not required to submit the appointment of GPKM for ratification by our stockholders. However, we are doing so as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in our best interests and that of our stockholders.

The Board of Directors, based upon the recommendation of the Audit Committee, unanimously recommends a vote  FOR  the ratification of the appointment of GPKM as the independent registered public accounting firm to serve as our auditors for 2009.

Change in Company’s Accountant

On April 14, 2008, we dismissed Dale Matheson Carr Hilton Labonte LLP (“DMCHL”) as our independent accountant.  DMCHL had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of DMCHL was that, following the consummation of the Share Exchange on April 14, 2008, i) the former stockholders of Taiyu own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Taiyu.  The independent registered public accountant of Taiyu for US accounting purposes was the firm of Goldman Parks Kurland Mohidin LLP. We believe that it is in our best interest to have GPKM continue to work with our business, and we therefore retained GPKM as our new principal independent registered accounting firm, effective as of April 15, 2008.  GPKM is located at 16133 Ventura Blvd., Suite 880, Encino, CA 91436.  The decision to change accountants was approved by our board of directors on April 14, 2008.

During our two most recent fiscal years and any subsequent interim period through to the date of our engagement of GPKM, neither we nor anyone on its behalf, has consulted with GPKM or any other auditor regarding any accounting or audit concerns, including, without limitation, those stated in Item 304(a)(2) of Regulation S-K.

The report of DMCHL on our financial statements for the period from August 4, 2006 (inception) through our fiscal year ended October 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through April 15, 2008, there were no disagreements with DMCHL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of DMCHL, would have caused it to make reference to the matter in connection with its reports.

From our inception through April 14, 2008, we did not consult GPKM regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

Audit Fees

The firm of Goldman Parks Kurland Mohidin LLP (“GPKM”) has been selected by the board of directors as the independent registered certified public accounting firm to audit the books and accounts of our company and its subsidiaries for the fiscal year ending December 31, 2008. This firm has served as independent public accountants for our company since April 14, 2008.  Prior to September 3, 2008, we engaged Dale Matheson Carr Hilton Labonte LLP ("DMCHL") as our independent accountants.

The aggregate fees billed by GPKM, for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2008, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods beginning March 31, 2008 and for consents issued in connection with our registration statement on Form S-1, during the fiscal year were $133,000.

The aggregate fees billed by DMCHL for professional services rendered for the fiscal year ended October 31, 2007, which we refer to as fiscal 2007, in connection with the audit of the Company’s annual financial statements for fiscal 2007 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for fiscal 2007 and for the Quarterly Report for the quarter ended January 31, 2008 was $10,000.

Audit Related Fees

We incurred fees to auditors of $0, for audit related fees during the fiscal year ended 2007, and for the fiscal year ended December 31, 2008 audit related fees were $0.

Tax Fees

We did not engage GPKM to provide advice or assistance in tax compliance/preparation and other tax services for either fiscal 2008.  DMCHL billed us an aggregate of $1,000 for tax related fees in 2007.

All Other Fees

We incurred no fees to auditors for professional services other than the services described above during the fiscal year ended December 31, 2007 and the fiscal year ended December 31, 2008.

Audit Committee’s Pre-Approval Policy

It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent auditors. In situations where it is not possible to obtain full Audit Committee approval, the Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS

The rules of the SEC govern when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders.  Under these rules, proposals that stockholders would like to submit for inclusion in our proxy statement for our 2010 annual meeting of stockholders should be received by our Corporate Secretary no later than June 11, 2010 (which is not more than 120 days prior to the anniversary of the mailing date of this proxy statement), assuming that the date of the annual meeting to be held in 2010 is not changed by more than 30 days from the date of this annual meeting. In such event, we will provide notice of the date by which such proposals must be received in order to be included in our proxy statement in Item 5 of our quarterly report on Form 10-Q. Our determination of whether we will oppose inclusion of any proposal in our proxy statement and proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

In addition, if a stockholder wishes to present a proposal at the 2010 annual meeting that will not be included in our proxy statement and the Company is not notified prior to August 25, 2010 (which is 45 days prior to the anniversary of the mailing date of this proxy statement), then the proxies solicited by our management for the 2010 annual meeting will include discretionary authority to vote on the proposal in the event that it is properly brought before the meeting.

As of the date of this proxy statement, the board is not aware of any matters to come before the annual meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the annual meeting, the proxy card, if executed and returned, gives discretionary voting authority to the persons named as proxy holders, Jung Wang and Zhijuan Guo, our president and chief financial officer, respectively, with respect to such matters.

ANNUAL REPORT AND FORM 10-K

The proxy statement is accompanied by the Annual Report of the Company for its fiscal year ended December 31, 2008.  Stockholders are referred to such Annual Report for information about our business and activities.

Copies of our Annual Report on Form 10-K filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, will be provided without charge to record or beneficial owners of shares of our common stock entitled to vote at the meeting.  Written requests for copies of said report should be directed to the Chief Executive Officer, SmartHeat Inc., A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027.

OTHER MATTERS

Nevada General Corporation Law, which governs SmartHeat, does not provide for either appraisal rights or dissenter rights in connection with the passage of Proposal One, Election of Directors, or Proposal Two, Ratification of Appointment of Independent Auditors.

By order of the Board of Directors

Mr. Jun Wang
Chairman of the Board, Chief Executive Officer and President

October 9, 2009

ANNUAL MEETING OF SHAREHOLDERS OF SMARTHEAT INC.
TO BE HELD ON NOVEMBER 18, 2009 (China time)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS

The undersigned shareholder of SmartHeat Inc. a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated October 9, 2009, and hereby constitutes and appoints Jun Wang and Zhijuan Guo, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders to be held on November 18, 2009, and at any adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: ☐

(1)	Jun Wang	(4) Arnold Staloff
(2)	Weiguo Wang (5) Xin Li
(3)	Wenbin Lin

Withhold authority for the following:

☐	Jun Wang ☐ Arnold Staloff
☐	Weiguo Wang ☐ Xin Li
☐	Wenbin Lin

2.	Approve the ratification of Goldman Parks Kurland Mohidin, LLP as the Company’s accountantfor fiscal year 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Note: The proxies are authorized to vote in accordance with their judgment on any matters other than those referred to herein that are properly presented for consideration and action at the Annual Meeting.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

___________________________________	___________________________________
(SIGNATURE)	(DATE)

Please sign exactly as you name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.